SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported   January 30, 2006

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Fenton Graham Marketing, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-50286	86-1042805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2385 Executive Center Drive, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices, including zip code)

(561) 981-2666

Registrant’s telephone number, including area code

13215 Verde River Drive, Unit 1, Fountain Hills, Arizona 85268

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 30, 2006, the Registrant’s then sole director, J.P. Schrage, appointed Leonard Sherman, to fill a vacancy on the Registrant’s Board of Directors, to serve in such capacity until the next annual meeting of shareholders, his demise or removal from such position.

Immediately following such appointment of Mr. Sherman to the Registrant’s Board of Directors, Mr. Schrage resigned as the Registrant’s President, Secretary and Treasurer and from all other officer and employee positions following the appointment of Mr. Sherman as a director to the Registrant’s Board of Directors.

On January 31, 2006, the Registrant’s Board of Directors comprised of Messrs. Schrage and Sherman appointed Mr. Sherman as the Registrant’s Chief Executive Officer, President, Secretary and Treasurer to serve in such positions at the pleasure of the Registrant’s Board of Directors. Following such Board of Directors’ action, Mr. Schrage resigned from the Registrant’s Board of Directors, effective immediately.

Mr. Sherman has been a private investor for the past five years. He does not hold any directorships in any other reporting companies. Pursuant to subparagraph (b) of Item 404 of Regulation S-B, no disclosure is required pursuant to subparagraph (a) of Item 404 of Regulation S-B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTON GRAHAM MARKETING, INC.
By:	/s/ LEONARD SHERMAN
Leonard Sherman, Chief Executive Officer

Dated: February 3, 2006

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